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                                                                    EXHIBIT 10.7


                                 PROMISSORY NOTE

$56,411,000                                                         May 26, 1999


     CMS OIL AND GAS COMPANY, a corporation duly organized and existing in good standing under the laws of the State of Michigan (the "Borrower"), for value received, hereby promises to pay to the order of CMS ENERGY CORPORATION, a Michigan corporation (the "Lender"), the principal sum of Fifty-Six Million Four Hundred and Eleven Thousand Dollars ($56,411,000) on April 15, 2009.

     The Borrower promises to pay interest on the unpaid principal balance of the loan made hereunder commencing on April 15, 1999 to the maturity date of such loan, at a rate per annum equal to the Eurodollar Rate plus two percent for the most recent quarter (the "Borrowing Rate"), payable quarterly in arrears and on such maturity date, provided, however, that for the period April 15, 1999 to April 14, 2004 interest shall be determined and added to the principal balance of this note on such quarterly dates rather than being paid on such dates. Any principal not paid when due shall bear interest from maturity until paid in full, payable upon demand, at a rate per annum equal to 120% of the Borrowing Rate. Interest shall be calculated on the basis of a year of 360 days and actual days elapsed.

     All payments hereunder shall be made in lawful money of the United States and in immediately available funds. Any extension of time for the payment of the principal of this note resulting from the due date falling on a Saturday, Sunday or legal holiday shall be included in computation of interest.

     If (i) any sum payable on any liability of the Borrower to the Lender hereunder shall not be paid when due and such default shall continue for 30 consecutive days; or (ii) the Borrower shall default on any obligation for repayment of borrowed money and the holder of such borrowed money shall accelerate the due date thereof, the Lender may, at its option, declare the principal and interest on this note immediately due and payable, without protest, presentment, notice or demand, all of which the Borrower hereby waives. The Borrower agrees to pay on demand all expenses, including reasonable attorneys fees, the Lender may incur in connection with the enforcement of this note.

     The indebtedness evidenced by this note (including the obligations described in the preceding paragraph) and any renewals or extension hereof, shall at all times be wholly subordinate and junior in right of payment to any and all present and future indebtedness, obligations and liabilities of the Borrower pursuant to the Credit Agreement dated as of May 26, 1999 among the Borrower, the banks now or hereafter parties thereto, the syndication agent and documentation agent thereto, and The First National Bank of Chicago, as Agent, as such Credit Agreement is amended, modified, restated or refinanced from time to time (the "Credit Agreement") and all renewals or increases therein, and further including without limitation all reimbursement obligations pursuant to any letters of credit issued pursuant thereto and all






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obligations pursuant to any promissory notes issued pursuant thereto, all amounts accruing after the filing of any petition in bankruptcy or similar loss, whether or not such amount is an allowable claim, all guarantees, all guarantees for any of the foregoing and all rights and remedies of the holders of any of the foregoing (herein called a "Superior Indebtedness"), in the manner and with the force and effect hereafter set forth:

         (1) In the event of any liquidation, dissolution, or winding up of the Borrower, or of any execution, receivership, insolvency, bankruptcy, liquidation, reorganization or other similar proceeding relative to the Borrower or its property; all Superior Indebtedness shall first be paid in full in cash or cash equivalents before any payment is made upon the indebtedness evidenced by this note; and in any such event any payment or distribution of any kind or character, whether in cash, property or securities (other than in securities, including securities, or other evidences of indebtedness, the payment of which is subordinated to the payment of all Superior Indebtedness which may at the time be outstanding in the same manner as all the subordinated notes are subordinated to the Superior Indebtedness, but only to the extent the court awarding or permitting the distribution of such securities states that in doing so it is giving effect to the subordination of this note to the Superior Indebtedness set forth herein) which shall be made upon or in respect of this note shall be paid over to the holders of Superior Indebtedness, pro rata, for application in payment thereof unless and until such Superior Indebtedness shall have been paid or satisfied in full;

         (2) In the event that this note is declared or becomes due and payable because of the occurrence of any event of default hereunder or otherwise than at the option of the Borrower, under circumstances when the forgoing clause (1) shall not be applicable, the Lender shall be entitled to payments only after there shall first have been paid in full in cash or cash equivalents all Superior Indebtedness outstanding at the time this note so becomes due and payable because of any such event, or payment shall have been made provided for in a manner satisfactory to the holders of such Superior Indebtedness; and

         (3) During the continuance of any default with respect to any Superior Indebtedness permitting the holders thereof to accelerate the maturity of such Superior Indebtedness, no payment of principal, premium or interest or other amounts shall be made on this note, unless permitted by the Subordination Agreement (as defined below).

         In the event that, notwithstanding the foregoing, any payment or distribution of assets or securities of the Borrower of any kind or character, whether in cash, property or securities, shall be received by any trustee, agent or payment agent or the holders of this note (or, if the borrower of any subsidiary or affiliate of the Borrower is acting as payment agent, money assets or securities shall be segregated or held in trust) on account of principal of, premium on, interest on or other amounts with respect to this note contrary to terms hereof, such payment or distribution shall be received, segregated from other funds, and held in trust by such trustee, agent, paying agent or holder for the benefit of, and shall immediately be paid over to, the holders of Superior Indebtedness or their representative, ratably according to the respective amounts of Superior Indebtedness held or represented by each.


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     The Lender undertakes and agrees for the benefit of each holder of Superior
Indebtedness to execute, verify, deliver and file any proofs of claim which any holder of Superior Indebtedness may at any time require in order to prove and realize upon any rights or claims pertaining to this note and to effectuate the full benefit of the subordination contained herein; and upon failure of the Lender so to do, any such holder of Superior Indebtedness shall be deemed to be irrevocably appointed the agent and attorney-in-fact of the Lender to execute, verify, deliver and file any such proofs of claim.

     No right of any holder of any Superior Indebtedness to enforce subordination as herein provided shall at any time or in any way be affected or impaired by any failure to act on the part of the Borrower or the holders of Superior Indebtedness, or by any noncompliance by the Borrower with any of the terms, provisions and covenants of this note or the agreement under which they are issued, regardless of any knowledge thereof that any holder of Superior Indebtedness may have or be otherwise charged with.

     The Borrower agrees, for the benefit of the holders of Superior Indebtedness, that in the event that this note is declared due and payable before its expressed maturity because of the occurrence of a default hereunder,
(i) the Borrower will give prompt notice in writing of such happening to the holders of Superior Indebtedness, and (ii) all Superior Indebtedness shall forthwith become immediately due and payable upon demand, regardless of the express maturity thereof.

     The Borrower may make optional prepayments on this note at any time, provided that no event of default under the Superior Indebtedness and no event which may become such event of default with notice of lapse of time, or both, has occurred and is continuing at the time of such payment or would be caused by such payment, in which case the Borrower shall not make, and the holder of this note shall not accept, any such optional prepayment.











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     The foregoing provisions are solely for the purpose of defining the relative rights of the holders of Superior Indebtedness on the one hand, and the Lender on the other hand, and nothing herein shall impair, as between the Borrower and the Lender, the obligation of the Borrower which is unconditional and absolute, to pay the principal, premium, if any, and interest on this note in accordance with its terms, nor shall anything herein prevent the Lender from exercising all remedies otherwise permitted by applicable law or hereunder upon default hereunder, subject to the rights of the holders of Superior Indebtedness as herein provided.

     This note is subject to further terms and conditions specified in the Subordination Agreement executed among the Lender and The First National Bank of Chicago, as Agent under the Credit Agreement dated as of the date hereof (as amended or modified from time to time, the "Subordination Agreement"), and if there is any conflict between the terms and provisions of this note and the Subordination Agreement that terms and provisions of the Subordination Agreement shall control.

     This note supercedes and replaces in its entirety the note dated January 7, 1998 in the amount of $56,411,000 payable by Borrower to Lender.

     This note shall be governed by, and interpreted and construed in accordance with, the laws of the State of Michigan.


                                       CMS OIL AND GAS COMPANY


                                       By:  /s/ William H. Stephens III
                                          --------------------------------------

                                      Its: Executive Vice President,
                                           General Counsel & Secretary
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